UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — December 10, 2009

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 7.01. Regulation FD Disclosure.

On December 10, 2009, MDC Partners Inc. (the “Company”) posted the supplemental financial information attached as Exhibit 99.1 hereto on its web site (www.mdc-partners.com).  This supplemental financial information includes the Company’s quarterly financial data for the first three quarters of 2009 and 2008, reclassified to reflect the changes in its reportable business segments.

 As a result of changing client demand and the Company’s focus on driving return on marketing investment, the Company is changing its segment reporting to conform them more closely with how the Chief Operating Decision Maker (“CODM”) and management are building and managing the Company’s business segments.  This will simplify the Company’s financial reporting and make its results more consistent with how the CODM and the Board of Directors view the business.  The Company is focused on expanding its capabilities in database marketing and data analytics in order to position the Company for future business development efforts and revenue growth.

In order to position this strategic focus along the lines of how the CODM and management will base their business decisions, the Company has now reorganized its segment reporting. Decisions regarding allocation of resources are made and will be made based not only on the individual operating results of the subsidiaries but also on the overall performance of the reportable segments.

The foregoing information (including the exhibits hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.”  Such information (including the exhibits hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Supplemental quarterly financial information relating to reclassified reportable segments.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: December 10, 2009	MDC Partners Inc.

By:
/s/ David Doft
David Doft Chief Financial Officer